                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS

InfoCure Corporation
Atlanta, Georgia

         We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated February 21, 2000, relating to the consolidated financial statements and schedule of InfoCure Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/BDO Seidman, LLP
Atlanta, Georgia
June 26, 2000